AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 2021
Registration Statement No. 333-250195
Registration Statement No. 333-233426

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aphria Inc.
(Exact name of Registrant as specified in its charter)

Ontario, Canada
(Province or other jurisdiction of incorporation or organization)

2833
(Primary Standard Industrial Classification Code Number (if applicable))

Not Applicable
(I.R.S. Employer Identification Number (if applicable))

98 Talbot St. W.
Leamington, Ontario N8H 1M8
Canada
(844) 427-4742
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Christopher P. Giordano
Jon Venick
Stephen P. Alicanti
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
(212) 335-4500

Approximate date of commencement of proposed sale of the securities to the public:
Not applicable.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐ at some future date (check the appropriate box below).
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐
pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

The Registrant initially filed the Registration Statement on Form F-10 (File No. 333-250195) with the Securities and Exchange Commission (the “SEC”) on November 19, 2020 (the “2020 Registration Statement”), which was declared effective on November 23, 2020. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) also relates to the Registration Statement on Form F-10 (File No. 333-233426) with the SEC on August 23, 2019, as amended on November 13, 2019 and on November 22, 2019 (collectively, the “2019 Registration Statement” and, together with the 2020 Registration Statement, the “Registration Statements”), which was declared effective on November 26, 2019. The Registration Statements registered for sale an indeterminate number of securities, including common shares, warrants, subscription receipts, debt securities, convertible securities, rights and units (collectively, the “Securities”), with an aggregate initial offering price of USD$550,000,000.

As previously publicly announced, the Registrant is party to an arrangement agreement, dated December 15, 2020, as amended on February 19, 2021, between the Registrant and Tilray, Inc. (“Tilray”), pursuant to which the Registrant and Tilray executed an arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) on April 30, 2021 under the terms of which the Registrant and Tilray consummated transactions resulting in the combination of the Registrant and Tilray.

In connection with the completion of the transactions contemplated by the Arrangement, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. This Post-Effective Amendment is being filed to deregister all of the Securities formerly issuable and registered under the Registration Statements and not otherwise sold by the Registrant as of the date hereof, and to discontinue the effectiveness of the Registration Statements.

SIGNATURES OF APHRIA INC.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 4, 2021.

APHRIA INC.
By:	/s/ IRWIN D. SIMON
	Name:	Irwin D. Simon
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the following capacities on May 4, 2021.

SIGNATURE	TITLE

/s/ IRWIN D. SIMON	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Irwin D. Simon

/s/ CARL A. MERTON	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
Carl A. Merton

/s/ DENISE M. FALTISCHEK	Director
Denise M. Faltischek

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statements, solely in the capacity of the duly authorized representative of the Registrant in the United States, on May 4, 2021.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.